Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of ZIM Corporation for its Employee Stock Option Plan of our report dated June 2, 2006 on our audit of the consolidated financial statements and financial statement schedules of ZIM Corporation as of March 31, 2006, which report is included in ZIM Corporation 2006 Annual Report on Form 10-KSB filed on June 28, 2006.

/s/ Raymond Chabot Grant Thornton LLP

RAYMOND CHABOT GRANT THORNTON LLP

Ottawa, Ontario

June 29, 2006